EXHIBIT 23(b)




INDEPENDENT AUDITORS' CONSENT


Republic Bancorp Inc.


We consent to the incorporation by reference in Registration Statements No. 33-55336, 33-55304, 33-62508 and 333-26515 on Form S-8 and 33-61842 on Form
S-3, of Republic Bancorp Inc. of our report dated June 9, 1997, appearing in this Annual Report on Form 11-K of the Republic Bancorp Inc. Tax-Deferred Savings Plan and Trust for the year ended December 31, 1996.



/s/ Deloitte & Touche LLP

June 26, 1998
Detroit, Michigan





















                                    - 17-